                                                                    EXHIBIT 99.2

                         NOTICE OF GUARANTEED DELIVERY

                                   To Tender

                     10% SENIOR SUBORDINATED NOTES DUE 2007
                                IN EXCHANGE FOR
                10% SERIES B SENIOR SUBORDINATED NOTES DUE 2007

                                       of

                     COLLINS & AIKMAN FLOORCOVERINGS, INC.

     Registered holders of outstanding 10% Senior Subordinated Notes due 2007 (the "Initial Notes") who wish to tender their Initial Notes in exchange for a like principal amount of 10% Series B Senior Subordinated Notes due 2007 (the "Exchange Notes") and whose Initial Notes are not immediately available or who cannot deliver their Initial Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to IBJ Schroder Bank & Trust Company (the "Exchange Agent") prior to the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission or mail to the Exchange Agent, See "The Exchange Offer -- Procedures for Tendering" in the Prospectus.

                 The Exchange Agent for the Exchange Offer is:

                       IBJ Schroder Bank & Trust Company

                         For Information by Telephone:
                                 (212) 858-2103


By Registered or Certified Mail:                By Hand or Overnight Delivery:

         P. O. Box 84                                  One State Street
     Bowling Green Station                         New York, New York 10004
 New York, New York 10274-0084                   Attn: Securities Processing
Attn: Reorganization Operations                  Window, Subcellar One (SC-1)
         Department

                            Facsimile Transmissions:
                        (For Eligible Institutions Only)
                                 (212) 858-2611

                            Facsimile Confirmation:
                                 (212) 858-2103

     Delivery of this Notice to an address other than as set forth above or transmission of instructions via a facsimile transmission to a number other than set forth above will not constitute a valid delivery.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies and Gentlemen:

     The undersigned hereby tenders the principal amounts of Initial Notes indicated below, upon the terms and subject to the conditions contained in the Prospectus dated June __, 1997 of Collins & Aikman Floorcoverings, Inc. (the "Prospectus"), receipt of which is hereby acknowledged.


DESCRIPTION OF SECURITIES TENDERED

Name and address of registered holder                 Certificate number(s) of                    Principal Amount  of
as it appears on 10% Senior Subordinated              Initial Notes Transmitted                   Initial Notes Transmitted
due 2007, ("Initial Notes")

----------------------------------------              -------------------------                   -------------------------

----------------------------------------              -------------------------                   -------------------------

----------------------------------------              -------------------------                   -------------------------

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


                        THE FOLLOWING MUST BE COMPLETED

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm that is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office, branch, agency or correspondent in the United States, hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth above, the Initial Notes, together with a properly completed and duly executed Letter of Transmittal within five New York Stock Exchange, Inc. trading days after the date of execution of this Notice of Guaranteed Delivery.

Name of Firm:__________________________     ___________________________________
                                            (Authorized Signature)

Address:_______________________________     Title:_____________________________

_______________________________________     Name:______________________________
            (Zip Code)

Area Code and Telephone Number: ________________________________________________

Date:______________________________


NOTE: DO NOT SEND CERTIFICATES FOR INITIAL NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES FOR INITIAL NOTES SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.